Exhibit 99.1

NEWS RELEASE

Allegion Completes Acquisition of

Stanley Black & Decker’s Access Technologies Business

DUBLIN (July 5, 2022) – Allegion plc (NYSE: ALLE), a leading global security products and solutions provider, has, through its subsidiaries, completed the previously announced acquisition of Stanley Access Technologies LLC (“Access Technologies”) and assets related to the automatic entrance solutions business from Stanley Black & Decker, Inc. (NYSE: SWK) for $900 million in cash.

Access Technologies is a leading manufacturer, installer and service provider of automatic doors in North America, primarily in the United States and Canada. Its diversified customer base centers on non-residential settings, including retail, healthcare, education, commercial offices, hospitality and government. Access Technologies generated approximately $340 million in net sales in 2021.

“This acquisition bolsters Allegion’s seamless access strategy with a category market leader, while growing the Allegion Americas core business through adjacent automatic entrance products and installation and maintenance services,” said David D. Petratis, Allegion chairman, president and CEO. “In addition, the Allegion team is proud to welcome Access Technologies’ dedicated employees, who bring immense talent and expertise in safety, security and service.”

Allegion announced its intent to purchase the Access Technologies business on April 22, 2022. For more information, see the original press release. Additional details will be provided at the company’s second-quarter 2022 earnings call on Thursday, July 28, 2022.

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About Allegion

Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and institutions. Allegion had $2.9 billion in revenue in 2021, and its security products are sold around the world. For more, visit www.allegion.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including statements regarding the continued impacts of the global COVID-19 pandemic, supply chain constraints, electronic component and labor shortages, inflation, rising freight and material costs, impacts of Russia’s invasion of Ukraine including further supply chain disruptions and the increased risk of cyber-attacks in connection with such invasion, the company’s 2022 financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, the company’s tax planning strategies, and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations

NEWS RELEASE

thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on the company’s currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the company’s business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2021, Form 10-Q for the quarter ended March 31, 2022, and in its other SEC filings. The company undertakes no obligation to update these forward-looking statements.

Media:

Whitney Moorman – Reputation Management Leader

+1.317.810.3241

Whitney.Moorman@allegion.com

Analysts:

Tom Martineau – Vice President, Investor Relations, and Treasurer

+1.317.810.3759

Tom.Martineau@allegion.com

Source: Allegion plc